Exhibit 3.3

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

COBALT INTERNATIONAL ENERGY, L.P.

A Delaware limited partnership

Dated as of                         , 2009

This Fifth Amended and Restated Agreement of Limited Partnership (this “Agreement”) of Cobalt International Energy, L.P. (the “Partnership”) is entered into by and among CIP GP Corp., a Delaware corporation, as the sole general partner (the “General Partner”), Cobalt International Energy, Inc., a Delaware corporation (“Newco”), and [name of each domestic blocker corporation] (each of Newco and each domestic blocker corporation, a “Limited Partner” and collectively, the “Limited Partners”).

WHEREAS, the Partnership was formed by the General Partner’s execution and filing of a Certificate of Limited Partnership of the Partnership (the “Certificate”) on November 10, 2005 (the “Formation Date”), and the entering into by the parties thereto of an Agreement of Limited Partnership of Cobalt International Energy, L.P. dated November 10, 2005 (the “Original Agreement”), as amended by Amendment No. 1 dated December 23, 2005, Amendment No. 2 dated September 25, 2006, Amendment No. 3 dated October 10, 2006, which was amended and restated by the Amended and Restated Agreement of Limited Partnership dated August 30, 2007, the Second Amended and Restated Agreement of Limited Partnership dated December 10, 2007, the Third Amended and Restated Agreement of Limited Partnership dated December 12, 2008 and the Fourth Amended and Restated Agreement of Limited Partnership dated February 6, 2009 (the “Current Agreement”).

WHEREAS, the parties hereto desire to amend and restate the Current Agreement and enter into this Agreement in connection with the transactions contemplated by the Reorganization Agreement dated as of the date hereof (the “Reorganization Agreement”) by and among the Partnership, Newco, [Cobalt Merger Subsidiary] and the other parties signatory thereto.

NOW, THEREFORE, the parties agree to the following:

1.     Organization.  The Partnership was formed as a Delaware limited partnership by the filing of the Certificate in the office of the Delaware Secretary of State on the Formation Date, and the entering into of the Original Agreement, dated the Formation Date.

2.     Name.  The name of the Partnership is “Cobalt International Energy, L.P.”, and all of the Partnership’s business will be conducted in such name or such other names that comply with applicable law as the General Partner may select from time to time.

3.     Purpose.  The purpose of the Partnership is to engage, directly or indirectly, in the exploration for, and the development and production of, oil and natural gas anywhere in the world, the acquisition and disposition of leases and other real property in connection therewith, and to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the General Partner deems necessary or advisable, all upon the terms and conditions set forth in this Agreement.

4.     Management of the Partnership.  The business and affairs of the Partnership shall be managed by the General Partner.

5.     Term.  The Partnership commenced on the Formation Date with the filing of the Certificate with the Delaware Secretary of State, and will continue in existence until the Partnership is dissolved in accordance with paragraph 10 below, or at such earlier time as may be specified herein.

6.     Registered Office; Registered Agent; Other Offices.  The registered office of the Partnership in the State of Delaware will be the registered office designated in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law.  The Partnership may have such other offices as the General Partner may determine appropriate.  The registered agent of the Partnership in the State of Delaware will be the initial registered agent designated in the Certificate or such other person or persons as the General Partner may designate from time to time in the manner provided by law.

7.     Foreign Qualification Governmental Filings.  The General Partner shall cause the Partnership to be qualified or registered under foreign qualification, assumed or fictitious names statutes or other limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business if and to the extent that such qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business.  The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership to do business as a limited partnership in all jurisdictions in which the Partnership elects to do business or to maintain the limited liability of the Limited Partners.

8.     Partners and Percentage Interests.  The names and the business addresses of the General Partner and each of the Limited Partners are as follows:

General Partner:
CIP GP Corp.
c/o Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056

Limited Partners:
Cobalt International Energy, Inc.
[Domestic Blocker Corporations]
c/o Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056

9.     Powers.  The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.  Notwithstanding any other provision of this Agreement to the contrary, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other partner.

10.   Dissolution.  The Partnership shall dissolve, and its affairs shall be wound up at such time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. § 17-101, et seq.), as amended from time to time (the “Act”), (c) an entry of a decree of judicial dissolution has occurred under § 17-802 of the Act or (d) at any time there are no limited partners unless the Partnership is continued in accordance with the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in the foregoing clause (b) if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within 90 days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership.

11.   Percentage Interests.  All distributions and allocations to the partners of the Partnership shall be in accordance with their Percentage Interests. The General Partner shall determine the “Percentage Interests” of the partners, based on the relative value of such partners’ interest in the partnership as of the date hereof and attach a schedule hereto reflecting such determination.

12.   Additional Contributions.  No partner of the Partnership is required to make any additional capital contribution to the Partnership.

13.   Distributions.  Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner.  Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to a partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

14.   Assignments.  (a) Each Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

(b)   The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Limited Partners.

15.   Withdrawal.  Except to the extent set forth in the foregoing paragraph 14, no partner of the Partnership may withdraw from the Partnership.

16.   Admission of Additional or Substitute Partners.  (a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

(b)   One or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

17.   Liability of Limited Partners.  Each Limited Partner and any additional or substitute limited partners shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

18.   Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the date first set forth above.

CIP GP CORP.

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[DOMESTIC BLOCKER CORPORATIONS]

By:
Name:
Title: